UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

Mobivity Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3133 West Frye Road, #215

Chandler, Arizona 85226

(Address of principal executive offices)

(877) 282-7660

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2024, Mobivity Holdings Corp. (the “Company”) announced that the Board of Directors (the “Board”) of the Company has appointed Bryce Daniels to serve as the President of the Company, effective as of June 12, 2024 and the Company entered into an employment agreement with Mr. Daniels effective as of the same date.

Mr. Daniels, age 33, served as a portfolio manager at Talkot Capital, LLC since November 2018, where he oversaw a portfolio of private equity, venture capital, and public market investments. Talkot Capital is a significant shareholder of the Company.

Mr. Daniels brings a wealth of experience in investing and building companies in a board capacity from early through late stages of their lifecycle. Prior to his role at Talkot, Mr. Daniels served as the chief investment officer at private equity-backed Encore Permian Holdings. Before that, he spent time in private equity and investment banking, which provided him with a diverse skill set and experience leading financings and, in an investor and board capacity, guiding companies through growth and monetization.

There are no family relationships between Mr. Daniels and any other executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. There are no transactions between Mr. Daniels or any member of his immediate family and the Company that require disclosure under Item 404(a) of Regulation S-K.

The employment agreement provides that Mr. Daniels will receive an annual salary of $300,000, and will be eligible to receive a bonus, as determined in the sole discretion of and subject to objectives determined by the Board, paid on dates as determined by the Board. In addition, Mr. Daniels is eligible to receive stock options to purchase shares of the Company’s Common Stock in connection with his commencement of employment, subject to the terms of the Company’s current Stock Option Plan and a Stock Option Agreement between Mr. Daniels and the Company. The foregoing descriptions of the employment agreement are qualified by reference to the text of the employment agreement attached as Exhibit 10.1, to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
10.1	Employment Agreement, dated June 12, 2024, with Bryce Daniels	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2024	Mobivity Holdings Corp.

	By:	/s/ Skye Fossey-Tomaske
Skye Fossey-Tomaske
Interim Chief Financial Officer